Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Union Bankshares Corporation of our reports dated February 27, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of Union Bankshares Corporation for the year ended December 31, 2014.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

April 23, 2015